UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 8, 2016

Jive Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35367	42-1515522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
325 Lytton Avenue, Suite 200
Palo Alto, California 94301
(Address of principal executive offices) (Zip code)
(650) 319-1920
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
d) Election of new director
On April 8, 2016, the board of directors (the “Board”) of Jive Software, Inc. (the “Company”) elected Stephen R. Darcy to serve as a member of the Board, effective immediately. Mr. Darcy will serve as a Class II director, with a term expiring at the Company’s 2016 annual meeting of stockholders. In addition, Mr. Darcy was appointed as a member of the Audit Committee of the Board (the “Audit Committee”), effective immediately.
From 1976 through 2014, Mr. Darcy, age 61, served in various positions at PricewaterhouseCoopers LLP (“PwC”), including Global Chief Quality Officer for the Audit Practice, a member of PwC’s Global Audit Practice Leadership Board and as one of PwC’s national SEC consulting partners. During Mr. Darcy’s tenure at PwC, he also managed their global Computer and Peripherals Industry Practice, global Semiconductor Industry Practice and the Silicon Valley Audit Practice. Mr. Darcy holds a B.S. in Business Administration from Old Dominion University.
Mr. Darcy will participate in the Company’s outside director compensation policy (the “Outside Director Compensation Policy”) described in its 2015 annual proxy statement filed with the Securities and Exchange Commission on April 10, 2015. Pursuant to the Outside Director Compensation Policy, Mr. Darcy will receive, the following initial equity awards in connection with his appointment to the Board:

•
An initial restricted stock unit (“RSU”) grant, effective as of the third trading day following the Company’s release of its earnings for the first quarter of 2016 (the “Grant Date”), with a fair value on the Grant Date equal to $200,000; 25% of the RSU grant will vest on the first anniversary of April 8, 2016 (the “Vesting Commencement Date”) with the remaining portion of his grant vesting quarterly over the next eight quarters, subject to Mr. Darcy’s continued service on the Board through each such vesting date; and

•
An initial option grant, effective as of the Grant Date, with a fair value (based on Black-Scholes) on the Grant Date equal to $200,000; the option grant will vest 25% of the underlying shares on the first anniversary of the Vesting Commencement Date with the remaining shares underlying his option grant vesting quarterly over the next eight quarters, subject to his continued service on the Board through each such vesting date.

In connection with his appointment, Mr. Darcy will also enter into the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-176483) filed with the Securities and Exchange Commission on November 30, 2011.
There are no arrangements or understandings between Mr. Darcy and any other persons pursuant to which Mr. Darcy was elected as a director. In addition, Mr. Darcy has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JIVE SOFTWARE, INC.

By:	/s/ Bryan J. LeBlanc
Bryan J. LeBlanc
EVP & Chief Financial Officer
Dated: April 13, 2016